EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2007, appearing in the Annual Report on Form 11-K of CommScope, Inc. Retirement Savings Plan for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Charlotte, North Carolina
February 26, 2009